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                                                                    EXHIBIT 99

Waddell & Reed Financial, Inc.
6300 Lamar
Overland Park, Kansas  66202

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     NEWS RELEASE
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                                       Contacts: D. Tyler Towery, Waddell & Reed
FOR IMMEDIATE RELEASE                                (913) 236-1806
                                           Erick Kanter, Kanter & Associates
                                                     (703) 534-2150

       WADDELL & REED TO ACQUIRE INVESTMENT MANAGEMENT FIRM IN SAN ANTONIO

         SAN ANTONIO, June 29--Waddell & Reed Financial, Inc., a national mutual fund management and distribution company headquartered in Overland Park, Kansas, announced today that it has agreed to acquire San Antonio based Austin, Calvert & Flavin, Inc. (ACF), a privately held investment management firm. The acquisition is expected to close in the next 60 days upon fulfillment of customary business and regulatory conditions. ACF will continue to operate under its existing name, with the same employees and investment philosophy, as a wholly-owned subsidiary of Waddell & Reed. Waddell & Reed intends to acquire all of the shares of ACF for cash and does not expect this transaction to be dilutive to its earnings per share.

         Waddell & Reed, founded in 1937, manages 36 mutual funds, and has a total of $28.5 billion in investment assets under management. The firm serves as investment advisor and exclusive underwriter and distributor for the United Group of Mutual Funds, Waddell & Reed Funds, Inc., and the Target/United


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Funds, Inc. which are offered to investors through the firm's 186 financial planning offices in 176 cities across the nation--including 11 in Texas.

         ACF, founded in 1981, manages investments of more than $1.4 billion for trusts, high net worth families and individuals, and pension plans of corporations, hospitals, schools, labor unions, endowments, and foundations. Clients include numerous prominent organizations, among them Southwest Research Institute, Luby's Cafeterias, Texas Iron Workers, Santa Rosa Children's Hospital and Trinity University.

         "The combination of two well established investment firms known for client loyalty and excellent long term performance will provide each firm and their clients the advantages of a stronger combined investment team," said Keith
A. Tucker, Chairman and Chief Executive Officer of Waddell & Reed.

         "In addition to the important advantage of pooling the investment skills and research resources of our two firms, ACF's extensive experience in providing customized investment portfolios to meet the needs of high net worth families and individuals will add an important capability to allow us to better serve the increasingly complex needs of our many longtime mutual fund shareholders whose investments have grown dramatically over the years," said Henry Herrmann, President and Chief Investment Officer of Waddell & Reed.

         "Our clients are the real beneficiaries of this strategic move because we now have a broadened horizon for growth and far greater resources available to support the investment process," said Edward H. Austin, Jr., a Principal of ACF. "We gain access to a wealth of investment talent and especially strong research resources, while Waddell & Reed will be able to utilize our separate account management expertise for some of their clients. This is clearly a win/win situation."

         Austin, Calvert & Flavin, Inc. is a privately held firm, with its business concentrated in Central and South Texas. Waddell & Reed is publicly traded on the New York Stock Exchange under the symbols WDR and WDR.B. The firm distributes its mutual funds and insurance products--along with financial planning services--through its own offices in 176 cities in 42 states.

         This press release includes forward-looking statements, which are subject to risks and uncertainties. Actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in Waddell & Reed's filings with the Securities and Exchange Commission.